EXHIBIT 5.15
CONSENT OF KAREN BESEMANN
In connection with Alamos Gold Inc.’s registration statement on Form F-10 (the “Registration Statement”), and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission, I, Karen Besemann, P.Geo (Ontario), Hydrogeologist, Blue Heron Solutions for Environment Management, hereby consent to the use of and references to name, and the inclusion and incorporation by reference in the Registration Statement of the information approved by me (components of Section 18.3.1 of the report entitled "Technical Report on the Feasibility for the Lynn Lake Gold Project" with an effective date of December 1, 2017) that is of a scientific or technical nature and all other references to such information included or incorporated by reference in the Registration Statement.
Yours truly,

By:     /s/ Karen Besemann
Karen Besemann, P.Geo (Ontario)
Hydrogeologist, Blue Heron Solutions for
Environmental Management
May 31, 2023